INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the  Registrant January 30, 2001     [X]
Filed by a Party other than the Registrant    [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                                  Texaco Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0_11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

     Except for the historical and present factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our


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businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron's and Texaco's reports filed with the SEC. Chevron and Texaco disclaim any responsibility to update these forward-looking statements.

     Chevron has filed a Registration Statement on Form S-4 with the SEC containing a preliminary joint proxy statement/prospectus regarding the proposed merger transaction. Investors are urged to read the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive joint proxy statement/prospectus will be sent to the stockholders of Chevron and Texaco seeking their approval of the proposed transaction. In addition, you may obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. Also, you may obtain documents filed with the SEC by Chevron free of charge by requesting them in writing from Chevron Corporation, 575 Market Street, San Francisco, CA 94105, Attention:
Corporate Secretary, or by telephone at (415) 894-7700. You may obtain documents filed with the SEC by Texaco free of charge by requesting them in writing from Texaco Inc., 2000 Westchester Avenue, White Plains, NY 10650,
Attention: Secretary, or by telephone at (914) 253-4000.

     Chevron and Texaco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Chevron and Texaco in connection with the merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's 2000 annual meeting of stockholders. Information about the directors and executive officers of Texaco and their ownership of Texaco stock is set forth in the proxy statement for Texaco's 2000 annual meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the definitive proxy statement/prospectus when it becomes available.


                                   * * * * *


[Letter to all Texaco Employees dated January 23, 2001]

Dear Fellow Employees:

We have reached a significant and exciting milestone in the integration of Chevron, Texaco and Caltex. Today, we are announcing the new company's proposed high-level organizational structure to employees.

The new organization is built to capture synergies, enable more efficient management of our assets and businesses, and position the new company for long-term success. Specifically, it will enhance our ability to generate superior financial performance, offer compelling professional opportunities to employees, and compete effectively with all energy companies, for any opportunity, anywhere around the world.

The new company will consist of decentralized operating companies and strategic business units, served by support organizations and corporate departments.

All of this adds up to a strengthened ability to achieve our goal of being Number One in total stockholder return.

Today's communication will only be addressing the major business centers for the new company, so the information you are receiving is not inclusive of all offices, facilities, plants, etc. In the


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future, as the transition teams continue their work, additional announcements will be made on other locations.

We recognize, however, that each employee in each location has a strong desire to know, "What is planned for my location and what does that mean for me?" While we do not have all of the answers just yet, we do want to communicate the decisions that have been made.

Headquarters

As previously announced, ChevronTexaco's headquarters will be in San Francisco. The business and staff activities currently based in Harrison will be relocated to other offices and Corporate Center functions will be consolidated into the new company's headquarters. Timing and transition plans are still being developed for the Harrison office relocation.

Upstream

The upstream organization will be divided into two operating companies - International Upstream and North America Upstream. Each company will operate using decentralized strategic business units responsible for specific geographic regions. The strategic business units will be responsible for all upstream activities within their geographic areas of responsibility. While this organizational structure differs from Texaco's current functional structure, the full upstream value chain, consisting of Exploration and New Ventures, Commercial Development and Production Operations, will be represented in the business units.

The one Texaco upstream office that we now know will close as a result of the new organization will be the Central U.S. Business Unit office in Denver. After a transition period, the functions of this office will be consolidated with the new company's upstream Mid-Continent strategic business unit in Houston.

Downstream

Downstream will be segmented geographically into four operating companies for major refining and marketing operations and will include five global businesses established to take maximum advantage of our three well-known international brands.

The four operating companies include North America Refining and Marketing, Latin America Refining and Marketing, Europe/West Africa Refining and Marketing, and Asia/Middle East/Africa Refining and Marketing. The five new global businesses include Global Lubricants, Global Aviation, Global Trading, Fuels and Marine Marketing, and Shipping.

Chemicals, Coal & Power

The new company will have decentralized businesses in chemical, coal and power that will operate as stand-alone reporting units. These businesses include Oronite Additives, P&M Coal Mining Company, Chemicals and Worldwide Power and Gasification.

Technology

The proposed Technology organization will include four companies - Exploration and Production Technology, Energy and Products Technology, Information Technology and Technology Development Company - formed to support the technology needs of ChevronTexaco, as well as to pursue business opportunities for the commercialization of technologies.


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Major Corporate Groups

ChevronTexaco's businesses will be supported by organizations and corporate departments including Fiscal, Human Resources, Safety, Health and Environment, Business and Real Estate Services, Public Affairs, Legal and Global Procurement.

Attached is a list of the new business units and support departments, including the major locations for each organization. Again, please recognize that this list is not complete in terms of all locations and additional information on other locations will be provided in the future. And, of course, we still must obtain regulatory and shareholder approval for the merger to occur and regulatory decisions may affect the final organizational composition.

We recognize that this merger will mean change for many Texaco, Chevron and Caltex employees. That change can include relocation, different job responsibilities or, for some, elimination of their positions.

With that in mind, I would like to reiterate our goal of identifying the very best pool of talented employees, which will be necessary for us to achieve our ambitious goals. We are putting processes in place for personnel selection that will be fair and equitable for the employees of all three companies. We will also have a competitive relocation program to assist those employees who are moving to new locations. If you have any questions on this particular subject, I urge you to read my January 9 letter on Human Resources Processes or visit the Texaco merger website.

With the business and service unit structures now in place, we expect to announce leadership appointments for the new organization next month.

I want to thank you for your continuing hard work and dedication. The bright prospects for the new company depend on our successfully executing current and future plans. Thank you as well for your continued comments, suggestions and support.


                      Major ChevronTexaco Business Centers

HEADQUARTERS - As previously announced, corporate headquarters for ChevronTexaco will be San Francisco. Major corporate departments will include:

     Fiscal activities (Comptroller's, Treasury - including Risk Management, Tax and Audit) will be headquartered in the San Francisco Bay Area, with representation in offices in Houston, London, Bermuda and Singapore. Fiscal also will maintain two regional service centers for transactional accounting. The North American Service Center will be headquartered in Concord, Calif., with a satellite office in Houston. The Asia/Pacific Service Center will be located in Manila.

     Human Resources headquarters will be in San Ramon, with major support centers in Houston, Singapore and London.

     Safety, Health and Environment headquarters, along with the Environmental Management Company, will be based in San Ramon.

     Business and Real Estate Services headquarters will be in San Ramon, with major office locations in Concord, Houston, and Richmond, Calif.


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     Public Affairs headquarters will be in San Francisco, with other office locations in San Ramon, Sacramento, Houston and Washington, D.C.

     Legal Department will serve all corporate groups from major office locations in San Ramon and Houston, as well as from other domestic and international sites.

     Global Procurement will be headquartered in San Ramon. Other key office locations will include Houston and other U.S. and international sites.

     Project Resources will be headquartered in San Ramon.

In many instances, there will be employees who carry out these functions located with the various business units around the world.

WORLDWIDE UPSTREAM will consist of 17 Strategic Business Units (SBUs) organized around two operating companies: International Upstream and North America Upstream, all with profit and loss accountability. The organization is designed to improve profitability, increase volume growth and sustain long-term competitiveness. The full upstream value chain, consisting of Exploration and New Ventures, Commercial Development and Production Operations, will be represented in the business units.

     International Upstream will be headquartered in San Ramon, California. Many of the international SBUs will operate with offices in San Ramon, Houston and other locations. Strategic Business Units within the International Upstream will include:

     o Australasia, headquartered in Perth, Australia, with offices in Port Moresby, Papua New Guinea and Manila, Philippines;

     o    China, headquartered in Beijing, China;

     o Eurasia, headquartered in Almaty, Kazakhstan, and offices in Astana, Kazakhstan, Baku, Azerbaijan, Tbilisi, Georgia and Moscow, Russia;

     o Europe, headquartered in Aberdeen, Scotland, with offices in Copenhagen, Denmark and Oslo, Norway;

     o    Indonesia, headquartered in Jakarta, with offices in Sumatra;

     o Latin America, headquartered in Caracas, Venezuela, with offices in Maracaibo, Venezuela; Bogota, Colombia; Rio de Janeiro, Brazil; and Buenos Aires, Argentina;

     o Middle East/North Africa, with its headquarters to be determined, and with offices in Doha, Qatar; Riyadh, Saudi Arabia; Kuwait City, Kuwait; Manama, Bahrain; and Mina Saud in the Partitioned Neutral Zone;

     o    Nigeria/Mid-Africa, headquartered in Lagos, Nigeria;

     o Southern Africa, headquartered in Luanda, Angola, with offices in Kinshasa, Democratic Republic of Congo and Pointe Noire, Congo; and

     o    Thailand, headquartered in Bangkok, Thailand.


     North America Upstream will be headquartered in Houston. Strategic Business Units will include:

     o    Alaska, headquartered in Houston;

     o    Canada, headquartered in Calgary, Alberta, Canada;

     o    Gulf of Mexico Deepwater, headquartered in New Orleans;

     o Gulf of Mexico Shelf, headquartered in New Orleans and an office in Lafayette, Louisiana;

     o    Mid-Continent, headquartered in Houston;

     o    Permian, headquartered in Midland, Texas; and

     o    San Joaquin Valley, headquartered in Bakersfield, California.


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     Field offices, joint venture locations and consortia are not included in the above listings.

WORLDWIDE DOWNSTREAM will be segmented geographically into four operating companies for major refining and marketing operations, and by five global businesses where we can efficiently integrate the global product lines of Chevron, Texaco and Caltex. The four operating companies include:

     North America Refining and Marketing, headquartered in San Ramon:

     o Major refining and marketing (including asphalt and Technology Marketing) headquarters will also be located in San Ramon;

     o    Canadian operations will be headquartered in Vancouver;

     o Pipeline will be headquartered in Houston and will also include natural gas and natural gas liquids assets in the U.S.;

     o Energy Solutions will be headquartered in San Francisco, with an office in Houston.

     Latin America Refining and Marketing will be headquartered in Coral Gables, Fla., with a regional office in Rio de Janeiro;

     Europe/West Africa Refining and Marketing will be headquartered in London, with a regional office in Brussels, Belgium;

     Asia/Middle East/Africa Refining and Marketing will be headquartered in Singapore, with major offices in Capetown and Dubai.

   The five new global businesses include:

     Global Lubricants, headquartered in San Ramon, with major offices in Coral Gables, Fla., Singapore, and London.

     Global Aviation, headquartered in Houston, with major offices in Coral Gables, Fla., Singapore, and London.

     Global Trading, headquartered in Houston, with major offices in London and Singapore.

     Fuel and Marine Marketing, headquartered in Houston, with offices in key commercial centers around the world.

     Shipping, headquartered in San Ramon.

   CHEMICALS, COAL & POWER businesses will include:

     Oronite Additives, headquartered in Houston, with regional offices in Singapore and Paris, France.

     P&M Coal Mining Company, headquartered in Denver.

     The Chevron Phillips joint venture, which is based in Houston, will manage the new company's chemical interests.

     Worldwide Power and Gasification, with headquarters to be determined, and 14 satellite locations in the United States and around the world.




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   TECHNOLOGY organizations will include:

     Exploration and Production Technology, headquartered in Houston, with a major presence in San Ramon.

     Energy and Products Technology, headquartered in Richmond, Calif., with a major presence in Houston.

     Information Technology, headquartered in San Ramon, with a major presence in Houston, London and Singapore, and people located worldwide with their business customers.

     Technology Development Company, with headquarters yet to be determined; however, offices will be located in the San Francisco Bay Area and Houston.


Sincerely,

Original signed by: P.J. Lynch


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